Exhibit 99.1

Willdan Group Reports First Quarter 2015 Financial Results

•	$0.18 Earnings per Diluted Share
•	47% Revenue Increase
•	30% Organic Growth
•	113% EBITDA Growth

Investment Community Conference Call Today at 5:00 p.m. Eastern Time

ANAHEIM, Calif. — May 14, 2015 — Willdan Group, Inc. (“Willdan”) (NASDAQ: WLDN), a provider of professional technical and consulting services, today reported financial results for the three months ended April 3, 2015, and provided a business update.

For the first quarter of 2015, Willdan reported total contract revenue of $33.3 million and net income of $1.5 million, or $0.19 and $0.18 per basic and diluted share, respectively.  As previously reported, on January 15, 2015, Willdan also completed its acquisitions of 360 Energy Engineers, LLC (“360 Energy”), a Kansas-based energy and engineering management consulting company, and Abacus Resource Management Company (“Abacus”), an Oregon-based energy engineering company.

“We are pleased with the growth during the first quarter and are excited about the momentum in our business,” said Tom Brisbin, Willdan’s Chief Executive Officer.  “Overall, Willdan grew organically by 30% this quarter when compared to a year ago.  Our Energy Efficiency Services segment, which is now 57% of our revenue, was a key driver of our strong first quarter results.  In addition, I’m very pleased with the steady margin improvement we have made, especially over the last four quarters.  Our EBITDA margin, expressed as a percent of revenue, in the first quarter of this year was 9.4% compared with 6.5% in the first quarter of 2014.  Additionally, our flow of new contracts and new orders was very good this quarter, providing us increased confidence in 2015.  Willdan was awarded several new contracts in the quarter that we could not have won without the additional capabilities that the two acquisitions in January provided us.  The first quarter was a solid start to 2015.”

First Quarter 2015 Financial Highlights

Total contract revenue for the first quarter of 2015 increased 46.7% to $33.3 million, as compared with $22.7 million for the first quarter of 2014.  The increase was due primarily to an increase of $8.5 million, or 82.5%, in contract revenue for the Energy Efficiency Services segment to $18.9 million for the first quarter of 2015.  A primary reason for this increase was incremental contract revenue of $3.7 million as a result of the completion of the acquisitions of 360 Energy and Abacus on January 15, 2015.  Excluding the increase in revenue contributed from the acquisitions of Abacus and 360 Energy, contract revenue for the Energy Efficiency Services segment increased primarily because of an increased demand for energy efficiency services in the states of New York and California.  Contract revenue for Engineering Services, Public Finance Services, and Homeland Security Services was $10.8 million, $2.7 million and $0.9 million, respectively.

Direct costs of contract revenue were $19.8 million for the first quarter of 2015, compared with $13.2 million for the first quarter of 2014.  Included in direct costs of contract revenue for the three months ended April 3, 2015 was incremental direct costs of revenue of $2.5 million attributable to our acquisitions of 360 Energy and Abacus that we completed on January 15, 2015. Excluding the increase in direct costs of contract revenue attributable to the acquisitions, direct costs of contract revenue increased primarily because of an increased demand for the energy efficiency services.  These services generally utilize a higher percentage of subcontractors than Willdan’s other businesses.

Revenue, net of subcontractor costs, for the first quarter of 2015 increased 35% to $25.0 million from $18.5 million for the first quarter of 2014.

Total general and administrative expenses for the first quarter of 2015 increased by 33% to $10.9 million from $8.2 million for the prior year period, due primarily to higher employee costs, other general and administrative costs and depreciation and amortization expenses.  This cost increase was significantly less than the percentage of revenue increase in the quarter.

EBITDA (as defined below) was $3.1 million for the first quarter of 2015, as compared with $1.5 million for the first quarter of 2014, an increase of 113%.

Income tax expense was $1.1 million for the first quarter of 2015, as compared to $0.04 million for the first quarter of 2014.  The difference between income tax expense for the first quarter of 2014 versus the first quarter of 2015 is primarily due to recognition of income tax benefit for net operating loss carryforwards that were fully utilized and no longer available to offset taxable income this year.

Net income for the quarter ended April 3, 2015 increased by $0.2 million, to $1.5 million, or $0.18 per diluted share, compared with net income of $1.3 million, or $0.17 per diluted share, for the first quarter of 2014.

Willdan reported $12.1 million in cash and cash equivalents at April 3, 2015, a decrease of $8.3 million from $20.4 million at January 2, 2015.  The reduction primarily resulted from the two acquisitions completed in January 2015.

Outlook

For 2015, Willdan expects to generate revenue of between $135 million and $145 million, and expects a tax rate of approximately 41%.  Willdan anticipates that the growth rate in EBITDA will be greater than the growth rate in revenue in 2015 due to margin improvement.

Use of Non-GAAP Financial Measures

“Revenue, net of subcontractor costs,” a non-GAAP financial measure, is a supplemental measure that Willdan believes enhances investors’ ability to analyze our business trend and performance because it substantially measures the work performed by our employees.  In the course of providing services, we routinely subcontract various services.  Generally, these subcontractor costs are passed through to our clients and, in accordance with Generally Accepted Accounting Principles (GAAP) and industry practice, are included in our revenue when it is our contractual responsibility to procure or manage these activities.  Because subcontractor services can vary significantly from project to project and period to period, changes in revenue may not necessarily be indicative of our business trends.  Accordingly, we segregate costs from revenue to promote a better understanding of our business by evaluating revenue exclusive of costs associated with external service providers. A reconciliation of contract revenue as reported in accordance with GAAP to revenues, net of subcontractor costs is provided at the end of this news release.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is a supplemental measure used by Willdan’s management to evaluate its operating performance.  Willdan defines EBITDA as net income plus interest expense (income), income tax expense, depreciation and amortization.  EBITDA margin is EBITDA divided by revenue.  Our definition of EBITDA may differ from those of many companies reporting similarly named measures.  Willdan believes EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes the impact of certain non-operational items from its operational results, which may facilitate comparison of its results from period to period.  A reconciliation of net income as reported in accordance with GAAP to EBITDA is provided at the end of this news release.

Willdan’s definition of Revenue, net of subcontractor costs, and EBITDA may differ from other companies reporting similarly named measures.  These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenues and net income.

Conference Call Details

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Stacy McLaughlin will host a conference call today, May 14, 2015, at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time, to discuss Willdan’s financial results and provide a business update.

Interested parties may participate in the conference call by dialing 888-427-9419 (719-325-2315 for international callers).  When prompted, ask for the “Willdan Group, Inc., First Quarter 2015 Conference Call.”  The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through May 28, 2015, by dialing 888-203-1112 (719-457-0820 for international callers).  The replay access code is 5939257.  The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Willdan provides outsourced professional technical and consulting services to utilities, private industry and public agencies throughout the United States.  Willdan benefits from well-established relationships, industry-leading expertise and a solid reputation for delivering projects on time and on budget.  The company’s service offerings span a broad set of complementary disciplines that include energy efficiency and sustainability, engineering and planning, financial and economic consulting, and national preparedness.  Willdan has crafted this set of integrated services so that, in the face of an evolving environment—whether economic, natural, or built—Willdan can continue to extend the reach and resources of its clients.  For additional information, visit Willdan’s website at www.willdan.com.

Forward Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates.  It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals.  Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Annual Report on Form 10-K filed for the year ended January 2, 2015.  Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release.  Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	April 3, 2015	January 2, 2015

Assets
Current assets:
Cash and cash equivalents	$12,079,000	$20,371,000
Accounts receivable, net of allowance for doubtful accounts of $888,000 and $662,000 at April 3, 2015 and January 2, 2015, respectively	17,060,000	13,189,000
Costs and estimated earnings in excess of billings on uncompleted contracts	15,530,000	12,170,000
Other receivables	212,000	208,000
Prepaid expenses and other current assets	2,331,000	2,244,000
Total current assets	47,212,000	48,182,000

Equipment and leasehold improvements, net	1,684,000	1,384,000
Goodwill	15,363,000	—
Other intangible assets, net	2,088,000	—
Other assets	907,000	535,000
Deferred income taxes, net of current portion	4,333,000	4,558,000
Total assets	$71,587,000	$54,659,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$1,875,000	$2,198,000
Accounts payable	5,242,000	3,237,000
Accrued liabilities	9,784,000	10,668,000
Contingent consideration payable	1,687,000	—
Billings in excess of costs and estimated earnings on uncompleted contracts	4,996,000	3,863,000
Current portion of notes payable	3,745,000	355,000
Current portion of capital lease obligations	313,000	324,000
Current portion of deferred income taxes	3,382,000	3,131,000
Total current liabilities	31,024,000	23,776,000

Contingent consideration payable, less current portion	4,055,000	—
Notes payable, less current portion	2,319,000	—
Capital lease obligations, less current portion	262,000	306,000
Deferred lease obligations	227,000	164,000
Total liabilities	37,887,000	24,246,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,795,000 and 7,635,000 shares issued and outstanding at April 3, 2015 and January 2, 2015, respectively	77,000	76,000
Additional paid-in capital	37,233,000	35,436,000
Accumulated deficit	(3,610,000)	(5,099,000)
Total stockholders’ equity	33,700,000	30,413,000
Total liabilities and stockholders’ equity	$71,587,000	$54,659,000

 WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	April 3,	March 28,
	2015	2014

Contract revenue	$33,297,000	$22,686,000

Direct costs of contract revenue (exclusive of depreciation and amortization shown separately below):
Salaries and wages	7,985,000	6,202,000
Subcontractor services and other direct costs	11,821,000	6,996,000
Total direct costs of contract revenue	19,806,000	13,198,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	6,641,000	4,918,000
Facilities and facilities related	1,048,000	1,062,000
Stock-based compensation	124,000	41,000
Depreciation and amortization	429,000	103,000
Other	2,620,000	2,052,000
Total general and administrative expenses	10,862,000	8,176,000
Income from operations	2,629,000	1,312,000

Other income (expense), net:
Interest income	1,000	2,000
Interest expense	(51,000)	(4,000)
Other, net	54,000	49,000
Total other income, net	4,000	47,000
Income before income taxes	2,633,000	1,359,000

Income tax expense	1,138,000	44,000
Net income	$1,495,000	$1,315,000

Earnings per share:
Basic	$0.19	$0.18
Diluted	0.18	0.17

Weighted-average shares outstanding:
Basic	7,765,000	7,397,000
Diluted	8,103,000	7,609,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	April 3, 2015	March 28, 2014
Cash flows from operating activities:
Net income	$1, 495,000	$1,315,000
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	429,000	103,000
Deferred income taxes	476,000	—
(Gain) loss on sale of equipment	(5,000)	2,000
Provision for doubtful accounts	226,000	78,000
Stock-based compensation	124,000	41,000
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(3,052,000)	2,298,000
Costs and estimated earnings in excess of billings on uncompleted contracts	(2,870,000)	(1,093,000)
Other receivables	(4,000)	(138,000)
Prepaid expenses and other current assets	(46,000)	477,000
Other assets	(372,000)	(315,000)
Accounts payable	1,523,000	(381,000)
Changes in excess of outstanding checks over bank balance	(323,000)	633,000
Accrued liabilities	(1,358,000)	1,516,000
Billings in excess of costs and estimated earnings on uncompleted contracts	1,063,000	232,000
Deferred lease obligations	63,000	(47,000)
Net cash (used in) provided by operating activities	(2,631,000)	4,721,000

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(211,000)	(33,000)
Cash paid for acquisitions, net of cash acquired	(7,043,000)	—
Net cash used in investing activities	(7,254,000)	(33,000)

Cash flows from financing activities:
Payments on notes payable	(491,000)	(198,000)
Proceeds from notes payable	1,950,000	—
Principal payments on capital lease obligations	(55,000)	(41,000)
Proceeds from stock option exercise	111,000	45,000
Proceeds from sales of common stock under employee stock purchase plan	78,000	28,000
Net cash provided by (used in) financing activities	1,593,000	(166,000)
Net (decrease) increase in cash and cash equivalents	(8,292,000)	4,522,000
Cash and cash equivalents at beginning of the period	20,371,000	8,134,000
Cash and cash equivalents at end of the period	$12,079,000	$12,656,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$48,000	$4,000
Income taxes	362,000	15,000

Supplemental disclosures of noncash investing and financing activities:
Issuance of notes payable related to business acquisitions	$4,250,000	$—
Issuance of common stock related to business acquisitions	1,485,000	—
Contingent consideration related to business acquisitions	5,742,000	—
Equipment acquired under capital lease obligations	—	47,000

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Revenue to “Revenue, Net of Subcontractor Costs”

	Three Months Ended
			Change
	April 3, 2015	March 28, 2014	$	%

Contract revenue	$33,297,000	$22,686,000	$10,611,000	47%
Subcontractor costs	8,297,000	4,194,000	4,103,000	98%

Revenue, net of subcontractor costs	$25,000,000	$18,492,000	$6,508,000	35%

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to EBITDA

The following is a reconciliation of net income to EBITDA:

	Three Months Ended
	April 3	March 28
(In thousands)	2015	2014
Net income	$1,495	$1,315
Interest income	(1)	(2)
Interest expense	51	4
Income tax expense	1,138	44
Depreciation and amortization	429	103
EBITDA	$3,112	$1,464

Contact:

Willdan Group, Inc.
Stacy McLaughlin
Chief Financial Officer
Tel: 714-940-6300
smclaughlin@willdan.com

Or

Investor/Media Contact
Financial Profiles, Inc.
Tel: 310-478-2700
Moira Conlon: mconlon@finprofiles.com
Kristen Papke: kpapke@finprofiles.com